UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Rule 14a-101)

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

DYNEGY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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On January 21, 2011, Dynegy Inc. (“Dynegy”) issued a press release noting that on January 20, 2011 at the Session of the New York Public Service Commission (“NYPSC”), NYPSC granted authorization for the proposed transaction between Dynegy and an affiliate of Icahn Enterprises LP.  A copy of such press release is included below.

FOR IMMEDIATE RELEASE	NR11-01

DYNEGY OBTAINS AUTHORIZATION FROM NEW YORK STATE PUBLIC SERVICE COMMISSION RELATING TO PROPOSED ACQUISITION

HOUSTON, January 21, 2011 – Dynegy Inc. (NYSE: DYN) today announced that at a January 20, 2011, session of the New York Public Service Commission (“NYPSC”), NYPSC granted authorization for the proposed transaction between Dynegy and an affiliate of Icahn Enterprises LP (NYSE: IEP).  A written ruling to that effect is expected to be issued by NYPSC in due course.  On December 22, 2010, an affiliate of IEP commenced a tender offer to purchase all of the outstanding shares of Dynegy common stock for $5.50 per share in cash, or approximately $665 million in the aggregate.  This determination by NYPSC satisfies one of the closing conditions of the IEP tender offer.

Tender Offer
The IEP tender offer is currently set to expire at midnight (Eastern Time) on January 25, 2011, unless extended in accordance with the terms of the IEP-Dynegy merger agreement.  Dynegy has filed with the Securities and Exchange Commission (“SEC”) a Solicitation/Recommendation Statement on Schedule 14D-9 regarding the tender offer.

Other Approvals
The U.S. Department of Justice and the Federal Trade Commission have granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act related to the proposed acquisition of Dynegy by an affiliate of IEP.  The only remaining regulatory approval necessary to satisfy the closing conditions of the IEP tender offer relates to the Federal Energy Regulatory Commission (“FERC”).  A joint application filed by Dynegy and IEP is currently subject to review by FERC, and an order is expected to be forthcoming.

Shareholders are encouraged to read the Schedule 14D-9 filing, which is available on the SEC’s website, www.sec.gov. In addition, the Schedule 14D-9 filing, this press release and other materials related to the IEP offer are available in the “Investor Relations” section of Dynegy’s website at www.dynegy.com.

About Dynegy Inc.
Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 11,800 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

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Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward looking statements.”  Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K and subsequent reports on Form 10-Q, the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in its preliminary proxy statement filed with the SEC on January 10, 2011 and the section entitled “Forward-Looking Statements” in its preliminary consent revocation statement filed with the SEC on November 26, 2010.  In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) the timing and anticipated benefits to be achieved through Dynegy’s 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which Dynegy transacts, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) expectations regarding Dynegy’s revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiii) Dynegy’s focus on safety and its ability to efficiently operate its assets so as to maximize its revenue generating opportunities and operating margins; (xiv) beliefs about the outcome of legal, regulatory, administrative and legislative matters;  (xv) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; (xvi) uncertainties associated with the consent solicitation (the “Seneca Capital Solicitation”) engaged in by Seneca Capital International Master Fund, L.P., Seneca Capital, L.P., Seneca Capital Investments, L.P., Seneca Capital Investments, LLC, Seneca Capital International GP, LLC, Seneca Capital Advisors, LLC and Douglas A. Hirsch (“Seneca Capital”) and  (xvii) uncertainties associated with the proposed acquisition of Dynegy by an affiliate of Icahn Enterprises LP (the "Transaction"), including uncertainties relating to the anticipated timing of filings and approvals relating to the Transaction, the outcome of legal proceedings that may be instituted against Dynegy and/or others relating to the Transaction, the expected timing of completion of the Transaction, the satisfaction of the conditions to the consummation of the Transaction and the ability to complete the Transaction.  Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Notice to Investors
This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy the outstanding shares of common stock of Dynegy Inc. (the “Company”) is being made pursuant to an offer to purchase and related materials that IEH Merger Sub LLC, an affiliate of Icahn Enterprises LP, and Icahn Enterprises Holdings L.P., as a co-bidder (collectively with IEH Merger Sub LLC, the “Offeror”), have filed with the SEC.  The Offeror has filed a tender offer statement on Schedule TO with the SEC in connection with the commencement of the offer, and the Company has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials have or will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the SEC) are or will be available at no charge from the SEC through its website at www.sec.gov. The Schedule 14D-9 and related materials may be obtained for free from D.F. King & Co., Inc., Toll-Free Telephone: (800) 697-6975. Investors may also obtain copies of the Schedule TO and the related materials free from Morrow & Company; banks and brokerage firms can call Morrow & Company at (203) 657-9400, and stockholders can call Morrow & Company toll free at (800) 607-0088 . Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy's website, http://www.dynegy.com.

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Additional Information About the Merger and Where to Find It
In connection with the potential merger, the Company filed a preliminary proxy statement with the SEC on January 10, 2011. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s stockholders will be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents  by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from the Company’s website, http://www.dynegy.com.

Participants in the Solicitation
Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy's stockholders with respect to the Merger. Information about Dynegy's directors and executive officers and their ownership of Dynegy's common stock is set forth in the proxy statement for Dynegy's 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents regarding the Merger, when filed with the SEC.

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CONTACT:

Media:	Analysts:
David Byford, 713-767-5800	Laura Hrehor, 713-507-6466

Joele Frank / James Golden / Matthew Cuneo
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

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